UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

SEC File #

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OWLHEAD MINERALS CORP.

(Exact name of registrant as specified in its charter)

NEVADA	1041	20-3204968
(State or other jurisdiction of or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Incorporation Identification No.)

250 H Street #123 Blaine, WA, 98230 518-638-8192

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

From time to time after the effective date of this registration statement,

as shall be determined by the selling stockholders identified herein.

Approximate date of proposed sale to the public:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [  ]

Accelerated filer [  ]

Non-accelerated filer [  ]

Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF SEC REGISTRATION (2)
Common Stock Par Value $0.001	6,475,000	$0.10	$647,500	$150.00

(1)	Based on the last sale price.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated June 7, 2013

PROSPECTUS

OWLHEAD MINERALS CORP.

12,825,000 SHARES

COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

The purchase of the securities offered through this prospectus involves a high degree of risk. See Section Entitled “Risk Factors” on pages 6.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell their shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We cannot ensure that our shares will be quoted on the OTC Bulletin Board.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date Of This Prospectus Is: June 11, 2013

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SUMMARY

Prospectus Summary This summary highlights information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. Accordingly, you are urged to carefully review this prospectus in its entirety, including the risks of investing in our securities discussed under the caption “Risk Factors” and the financial statements and other information that is incorporated by reference into this prospectus before making an investment decision. Except as otherwise specifically noted, all references in this prospectus to the “Company,” “we,” “us” and “our” refer to Owlhead Minerals Corp., a Nevada corporation.

Summary Information about Owlhead Minerals Corp. Owlhead Minerals Corp. (“Owlhead” or the “Company”) was incorporated in the state of Nevada on July 25, 2005 under the name Eardley Ventures. It is in the process of applying to become a public company listed on the OTCBB venue in the United States. On April 21, 2008, the name was changed to Owlhead Minerals Corp. in order to more appropriately reflect the Company’s business plan. In April 2008, the Company began examining 14 mineral claims located in the province of Quebec, Canada. After careful due diligence, Management decided that these claims were not of high enough quality and therefore did not fit the Company’s requirements. Management examined a number of other potential opportunities in Africa and North and South America.

In December 2012, the Company was presented with a group of claims (“cells”) known as the Teako property. The Teako cells are located half way between Terrace and Smithers, British Columbia and are near the original gold rush town of Hazelton B.C. which was founded in 1866, the site of the original gateway and staging area for the famous Omineca Gold rush days of 1869-1873.

Initially, a total of 20 cells were acquired totaling 296 hectares (approx. 730 acres). After preliminary examination of the area, the Company came to the conclusion that the area appeared to have significant potential. Therefore, Company management requested that the Prospector/Vendor, Mr. John Kemp, stake more cells adjacent or adjoining the original claim group on behalf of the Company. An additional 778 hectares (approx. 1922 acres) were staked, bringing our land package to a total of 1074 hectares, or about 2652 acres. The cells have good access to many miles of new logging roads that have recently been opened up in the area.

The Company acquired the initial cells for a cash payment of $10,000 in Canadian funds and 1.5-million restricted shares. The shares are to be issued pursuant to key events as follows:

1.	150,000 shares issued in the name of the Optionor or his assignees upon the completion of a satisfactory initial geological report on the claims by a qualified and independent geologist engaged by the Optionee.
2.	150,000 shares issued in the name of the Optionor or his assignees upon completion of initial work program of up to $50,000 and the completion of a satisfactory 43-101 report on the claims conducted or supervised by a qualified and independent geologist.
3.	200,000 shares issued in the name of the Optionor or his assignees upon the completion of a work program costing up to $200,000 showing satisfactory results on the claims by a qualified and independent geologist engaged by the Optionee.
4.	1,000,000 shares issued in the name of the Optionor or his assignees upon the successful results of a ten hole drilling program.

The additional cells were staked on behalf of the Company.

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Our plan to initiate the exploration phase of our business plan is based on the success of this offering and a specific timetable. Our business office is located at 250 H Street #123, Blaine, WA 98230. Our fiscal year end is March 31. As of March 31, 2013, Owlhead had raised $105,501 through the sale of common stock. There is $53,563 of cash on hand and in the corporate bank account. Owlhead currently has outstanding liabilities of $308,666 for expenses accrued during the start-up of the corporation. As of the date of this prospectus we have not yet generated or realized any revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements filed with this prospectus.

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements.

The Offering:

Securities Being Offered Up to 6,475,000 shares of common stock.

Offering Price The selling shareholders will sell their shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We cannot ensure that our shares will be quoted on the OTC Bulletin Board. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering The offering will conclude when all 6,475,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued and to be Issued

12,825,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Risk Factors

For a discussion of some of the risks you should consider before purchasing shares of our common stock, you are urged to carefully review and consider the section entitled “Risk Factors” beginning on page 9 of this prospectus.

Private Placement

On June 1, 2012, we initiated a private placement offering of an aggregate of up to 2,000,000 shares at a price of $0.10 per share of common stock. The offering raised proceeds to the Company of $97,500 for which 975,000 shares of common stock were issued. No legal, accounting, consulting or finder fees relating to the offering were paid.

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Summary Financial Information

Balance Sheet

	As at March 31, 2013 $	As at March 31, 2012 $
	(audited)	(audited)

Cash	56,563	4,417
Total Assets	87,777	4,417
Total Liabilities	308,666	246,666
Total Stockholders’ Deficit	(220,889)	(242,249)

Statement of Operations

Accumulated from July 25, 2005 (date of inception) to March 31, 2013 $
(audited)

Revenue	–
Net Loss	(392,599)

RISK FACTORS

Risks Related to Our Business

Investment in our common stock involves very significant risks.

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following known material risks. The risks described below are not the only ones facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

We will require additional financing in order to commence and sustain exploration.

We will require significant additional financing in order to maintain an exploration program and an assessment of any commercial viability of our mineral properties. As our mineral properties do not contain any reserves or any known body of economic mineralization, we may not discover commercially exploitable quantities of ore on our mineral properties that would enable us to enter into commercial production, achieve revenues and recover the money we spend on exploration. Exploration activities on our mineral properties may not be commercially successful, which could lead us to abandon our plans to develop the property and its investments in exploration. Additionally, future cash flows and the availability of financing will be subject to a number of variables, including potential production and the market prices of various minerals including gold, silver and copper. Further, debt financing could lead to a diversion of cash flow to satisfy debt-servicing obligations and create restrictions on business operations.

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We have not begun the initial stages of exploration of our claims, and thus have no way to evaluate the likelihood whether we will be able to operate our business successfully.

We are a new entrant into the precious minerals exploration and development industry without profitable operating history. We were incorporated on July 25, 2005 and to date have been involved primarily in organizational activities and obtaining our claims. As a result, there is only limited historical financial and operating information available on which to base your evaluation of our performance. We have not earned any revenues and we have never achieved profitability as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in the light of problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks our business will likely fail and you will lose your entire investment in this offering.

We have received a going concern opinion from our independent auditors’ report accompanying our March 31, 2012 and 2013 consolidated financial statements.

The independent auditors’ report accompanying our March 31, 2012 and 2013 consolidated financial statements contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The financial statements have been prepared “assuming that the Company will continue as a “going concern,” which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business. Our ability to continue as a going concern is dependent on raising additional capital to fund our operations and ultimately on generating future profitable operations. There can be no assurance that we will be able to raise sufficient additional capital or eventually have positive cash flow from operations to address all of our cash flow needs. If we are not able to find alternative sources of cash or generate positive cash flow from operations, our business will be materially and adversely affected and our shareholders will lose their entire investment.

We plan to acquire additional mineral exploration properties, which may create substantial risks.

As part of our growth strategy, we intend to acquire additional minerals exploration properties. Such acquisitions may pose substantial risks to our business, financial condition, and results of operations. In pursuing acquisitions, we will compete with other companies, many of which have greater financial and other resources to acquire attractive properties. Even if we are successful in acquiring additional properties, some of the properties may not produce revenues at anticipated levels, or failure to develop such prospects within specified time periods may cause the forfeiture of the lease in that prospect. There can be no assurance that we will be able to successfully integrate acquired properties, which could result in substantial costs and delays or other operational, technical, or financial problems. Further, acquisitions could disrupt ongoing business operations. If any of these events occur, it would have a material adverse effect upon our operations and results from operations.

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If we do not find a joint venture partner for the continued development of our claims, we may not be able to advance exploration work.

If the initial results of an exploration program are successful, we may try to enter a joint venture agreement with a partner for the further exploration and possible production of our claims. We would face competition from other junior mineral resource exploration companies who have properties that they deem to be the most attractive in terms of potential return and investment cost. In addition, if we entered into a joint venture agreement, we would likely assign a percentage of our interest in the claims to the joint venture partner. If we are unable to enter into a joint venture agreement with a partner, or raise additional financing, we may fail and you will lose your entire investment in this offering.

Because of the speculative nature of mineral property exploration, there is substantial risk that no commercially exploitable minerals will be found and our business will fail.

Exploration for minerals is a speculative venture necessarily involving substantial risk. We can provide investors with no assurance that our claims contain commercially exploitable reserves. The exploration work that we intend to conduct on the claims may not result in the discovery of commercial quantities of gold, silver, copper or other minerals. Problems such as unusual and unexpected rock formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan and you would lose your entire investment in this offering.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all our assets resulting in the loss of your entire investment in this offering.

The potential profitability of mining gold properties if economic quantities of gold are found is dependent upon many factors and risks beyond our control, including, but not limited to:

●	unanticipated ground and water conditions and adverse claims to water rights;

●	geological problems;

●	metallurgical and other processing problems;

●	the occurrence of unusual weather or operating conditions and other force majeure events;

●	lower than expected ore grades;

●	accidents;

●	delays in the receipt of or failure to receive necessary government permits;

●	delays in transportation;

●	labor disputes;

●	claims by First Nations or other indigenous organizations;

●	government permit restrictions and regulation restrictions;

●	unavailability of materials and equipment; and

●	the failure of equipment or processes to operate in accordance with specifications or expectations.

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The risks associated with exploration and development and if applicable, mining as described above could cause personal injury or death, environmental damage, delays in mining, monetary losses and possible legal liability. We are not currently engaged in mining operations because we are in the exploration phase and have not yet any proved mineral reserves. We do not presently carry property and liability insurance nor do we expect to get such insurance for the foreseeable future. Cost effective insurance contains exclusions and limitations on coverage and may be unavailable in some circumstances.

Because access to our claims is sometimes restricted by inclement weather, we may be delayed in our exploration and any future mining efforts.

Access to the claims may be restricted to the period between March and November of each year due to snow in the area. As a result, any attempts to visit, test, or explore the property may be limited to these months of the year when weather permits such activities. These limitations can result in delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found. Such delays can result in our inability to meet deadlines for exploration expenditures. This could cause our business venture to fail and the loss of your entire investment in this offering unless we can meet deadlines.

The gold exploration and mining industry is highly competitive and there is no assurance that we will be successful in acquiring additional claims or leases.

The gold exploration and mining industry is intensely competitive, and we compete with other companies that have greater resources. Many of these companies not only explore for and produce gold or other minerals, but also market gold and other products on a regional, national or worldwide basis. These companies may be able to pay more for productive gold properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these companies may have a greater ability to continue exploration activities during periods of lower gold market prices. Our larger competitors may be able to absorb the burden of present and future federal, provincial state, local and other laws and regulations more easily than we can, which would adversely affect our competitive position. Our ability to acquire additional properties and to discover productive prospects in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. In addition, because we have fewer financial and human resources than many companies in our industry, we may be at a disadvantage in bidding for exploratory prospects and producing gold properties.

Gold exploration and development and mining activities are subject to certain environmental regulations, which may prevent or delay the commencement or continuance of our operations.

The marketability of natural resources will be affected by numerous factors beyond our control.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in commodity pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of gold and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

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Gold mining operations are subject to comprehensive regulation, which may cause substantial delays or require capital outlays in excess of those anticipated.

If economic quantities of gold are found on any claims owned by the Company in sufficient quantities to warrant mining operations, such mining operations are subject to federal, provincial, state and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Mining operations are also subject to federal, provincial, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of mining methods and equipment. Various permits from government bodies are required for mining operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus resulting in an adverse effect on the Company. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons. To date we have not been required to spend material amounts on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

Our ability to function as an operating mining company is dependent on our ability to mine our properties at a profit.

Our ability to operate on a positive cash flow basis is dependent on mining sufficient quantities of gold at a profit sufficient to finance our operations and for the acquisition and development of additional mining properties.

Because we have limited capital, inherent mining risks pose a significant threat to us.

Because we are small with limited capital, we are unable to withstand significant losses that can result from inherent risks associated with mining, including environmental hazards, industrial accidents, flooding, interruptions due to weather conditions and other acts of nature. Such risks could result in damage to or destruction of any infrastructure or production facilities we may develop, as well as to adjacent properties, personal injury, environmental damage and delays, causing monetary losses and possible legal liability.

More stringent federal, provincial or state regulations could adversely affect our business.

If we are unable to obtain or maintain permits or water rights for development of our properties or otherwise fail to manage adequately future environmental issues, our operations could be materially and adversely affected. We have expended significant resources, both financial and managerial, to comply with environmental protection laws, regulations and permitting requirements and we anticipate that we will be required to continue to do so in the future. Although we believe our properties comply in all material respects with all relevant permits, licenses and regulations pertaining to worker health and safety as well as those pertaining to the environment and radioactive materials, the historical trend toward stricter environmental regulation may continue.

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The volatility of gold prices makes our business uncertain.

The volatility of gold prices makes long-range planning uncertain and raising capital difficult. The price of gold is affected by numerous factors beyond our control, including political and economic conditions, legislation and costs of production of our competitors.

Our inability to obtain insurance would threaten our ability to continue in business.

We currently have do not liability and property damage insurance. It should be noted that if we decide to obtain such insurance, the insurance industry is undergoing change and premiums are being increased. If premiums should increase to a level we cannot afford, we could be forced to discontinue business.

If we cannot add reserves to replace future production, we would not be able to remain in business.

Our future gold production if any, cash flow and income are dependent upon our ability to mine our current properties and acquire and develop additional reserves. There can be no assurance that our properties will be placed into production or that we will be able to continue to find and develop or acquire additional reserves.

Competition from better-capitalized companies affects prices and our ability to acquire properties and personnel.

There is global competition for gold properties, capital, customers and the employment and retention or qualified personnel. In the production and marketing of gold there are numerous major producing entities, some of which are government controlled and all of which are significantly larger and better capitalized than we are.

Mineral exploration, development and mining are subject to environmental regulations which may prevent or delay the commencement or continuance of our operations.

Mineral exploration and development and future potential gold mining operations are or will be subject to federal, provincial, state, and local laws and regulations relating to improving or maintaining environmental quality. Our operations are also subject to many environmental protection laws. Environmental laws often require parties to pay for remedial action or to pay damages regardless of fault. Environmental laws also often impose liability with respect to divested or terminated operations, even if the operations were terminated or divested of many years ago.

Future potential gold mining operations and current exploration activities are or will be subject to extensive laws and regulations governing prospecting, development, production, exports, taxes, labor standards, occupational health, waste disposal, protection and remediation of the environment, protection of endangered and protected species, mine safety, toxic substances and other matters. Mining is also subject to risks and liabilities associated with pollution of the environment and disposal of waste products occurring as a result of mineral exploration and production. Compliance with these laws and regulations will impose substantial costs on us and will subject us to significant potential liabilities.

Costs associated with environmental liabilities and compliance are expected to increase with the increasing scale and scope of operations and we expect these costs may increase in the future.

We believe that our operations comply, in all material respects, with all applicable environmental regulations. However, we are not fully insured against possible environmental risks at the current date.

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Any change to government regulation or administrative practices may have a negative impact on our ability to operate and potential profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in Canada or the United States or any other applicable jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter our ability to carry on business. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

We may be unable to retain key employees or consultants or recruit additional qualified personnel.

Our limited personnel means that we would be required to spend significant sums of money to locate and train new employees in the event any of our employees resign or terminate their employment with us for any reason. Further, we do not have key man life insurance on any of our employees. We may not have the financial resources to hire a replacement if any of our officers were to die. The loss of service of any of these employees could therefore significantly and adversely affect our operations.

Our officers and directors may be subject to conflicts of interest.

Our officers and directors serve only part time and are subject to conflicts of interest. Each of our executive officers and directors serves only on a part time basis. Each devotes part of his working time to other business endeavors, including consulting relationships with other corporate entities, and has responsibilities to these other entities. Such conflicts include deciding how much time to devote to our affairs, as well as what business opportunities should be presented to the Company. Because of these relationships, our officers and directors will be subject to conflicts of interest. Under Nevada law, our articles of incorporation and our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

Risks Related to Our Common Stock

We are not listed or quoted on any exchange and we may never obtain such a listing or quotation.

There may never be a market for our stock and shares held by our shareholders may have little or no value.

There is presently no public market in our shares. While we intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities, we cannot guarantee that such sponsorship will be approved and our stock listed and quoted for sale. Even if our shares are quoted for sale, buyers may be insufficient in numbers to allow for a robust market, it may prove impossible to sell your shares.

Even if we obtain a listing on an exchange and a market for our shares develops, sales of a substantial number of shares of our common stock into the public market by certain stockholders may result in significant downward pressure on the price of our common stock and could affect your ability to realize the current trading price of our common stock.

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The trading price of our common stock may fluctuate significantly and stockholders may have difficulty reselling their shares.

Additional issuances of equity securities may result in dilution to our existing stockholders. Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock.

Our common stock is subject to the “penny stock” rules of the SEC.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Because our stock is not traded on a stock exchange or on the NASDAQ National Market or the NASDAQ Small Cap Market and because the market price of the common stock is less than $5.00 per share, the common stock is classified as a “penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

That a broker or dealer approve a person’s account for transactions in penny stocks; and

The broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

Obtain financial information and investment experience objectives of the person; and

Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which:

●	Sets forth the basis on which the broker or dealer made the suitability determination; and;

●	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and may cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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A decline in the future price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A majority of our directors and officers reside outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

Investing in our Common Stock will provide you with an equity ownership in a mineral resource company. As one of our stockholders, you will be subject to risks inherent to our business. The trading price of your shares will be affected by the performance of our business relative to, among other things, competition, market conditions and general economic and industry conditions. The value of your investment may decrease, resulting in a loss. You should carefully consider the following factors as well as other information contained in this Prospectus before deciding to invest in shares of our Common Stock.

The factors identified below are important factors (but not necessarily all of the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, the Company. Where any such forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, we caution that, while we believe such assumptions or bases to be reasonable and make them in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending upon the circumstances. Where, in any forward-looking statement, the Company, or its management, expresses an expectation or belief as to the future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result, or be achieved or accomplished. Taking into account the foregoing, the following are identified as important risk factors that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, the Company:

85.77% of our shares of Common Stock are controlled by Principal Stockholders and Management.

85.77% of our Common Stock is controlled by four stockholders of record. This figure includes stock controlled by our directors and officers who are the beneficial owners of about 84% of our Common Stock. Such ownership by the Company’s principal shareholders, executive officers and directors may have the effect of delaying, deferring, preventing or facilitating a sale of the Company or a business combination with a third party.

If the selling shareholders sell a large number of shares all at once or in blocks, the value of our shares would most likely decline.

The Company has 12,825,000 shares of Common Stock outstanding as of March 31, 2013, of which 6,475,000 are transferable under this Prospectus. The availability for sale of such a large amount of shares may depress the market price for our Common Stock and impair our ability to raise additional capital through the public sale of Common Stock. The Company has no arrangement with any of the holders of the foregoing shares to address the possible effect on the price of the Company’s Common Stock of the sale by them of their shares.

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Our auditors have expressed substantial doubt about our ability to continue as a going concern.

The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern. As discussed in Note 1 to the financial statements, we were incorporated on July 25, 2005, and we do not have a history of earnings, and as a result, our auditors have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

FORWARD-LOOKING STATEMENTS

Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

This prospectus contains forward-looking statements as that term is used in federal securities laws, about our financial condition, results of operations and business that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. These statements include, among others:

--- statements concerning the benefits that we expect will result from our business activities and certain transactions that we have completed, such as increased revenues, decreased expenses and avoided expenses and expenditures; and

--- statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

These statements may be made expressly in this document or with documents that we will file with the SEC. You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions used in this prospectus. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We caution you not to put undue reliance on these statements, which speak only as of the date of this Prospectus. Further, the information contained in this prospectus is a statement of our present intention and is based on present facts and assumptions, and may change at any time and without notice, based on changes in such facts or assumptions.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The selling shareholders will sell their shares at $0.10 per share until the shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We cannot ensure that our shares will be quoted on the OTC Bulletin Board. We determined this offering price, based upon the price of the last sale of our common stock to investors.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The selling shareholders named in this prospectus are offering all of the 6,475,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933, by transfer from other shareholders or for the performance of services to the Company.

The shares include the following:

1. 5.500,000 shares of our common stock that the selling shareholders acquired from us pursuant to contractual agreements as all or part of their compensation and which was exempt from registration under Regulation S of the Securities Act of 1933;

2. 975,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on March 6, 2013.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1. the number of shares owned by each prior to this offering;

2. the total number of shares that are to be offered for each;

3. the total number of shares that will be owned by each upon completion of the offering; and

4. the percentage owned by each upon completion of the offering.

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	Shares Beneficially Owned Prior to this Offering	Total Number of Shares to be Offered from Selling Shareholder		Total Shares Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Selling Stockholder
AE Financial Management Ltd	4,000,000	2,000,000		2,000,000	15.6%
Kouzelne Mesto Ltd.	4,000,000	2,000,000		2,000,000	15.6%
James R. King	3,000,000	1,000,000		2,000,000	15.6%
Gladys Cheung	10,000	10,000		Nil	Nil
Kinson Cheung	10,000	10,000		Nil	Nil
Leo Cheung	10,000	10,000		Nil	Nil
James Suk	20,000	20,000		Nil	Nil
Jeffrey Leung	20,000	20,000		Nil	Nil
Gary Li	200,000	200,000		Nil	Nil
Jim Chan	10,000	10,000		Nil	Nil
Amandeep Aujla	15,000	15,000		Nil	Nil
Robinder Gill	70,000	70,000		Nil	Nil
Victor Aujla	45,000	45,000		Nil	Nil
Balwant Gill	58,000	58,000		Nil	Nil
Gary Gill	302,000	302,000		Nil	Nil
Albert Gerry	10,000	10,000		Nil	Nil
Chester Ha	15,000	15,000		Nil	Nil
Marie Fung	10,000	10,000		Nil	Nil
Emil Petrusa	15,000	15,000		Nil	Nil
Zvonimir Petrusa	10,000	10,000		Nil	Nil
Willis Mah	35,000	35,000		Nil	Nil
Wilfred Mak	15,000	15,000		Nil	Nil
Parveen Mangat	15,000	15,000		Nil	Nil
Rudy Chin	30,000	30,000		Nil	Nil
Garry Mah	10,000	10,000		Nil	Nil
Domenico Carida	10,000	10,000		Nil	Nil
Paul Mobilio	10,000	10,000		Nil	Nil
Bailey Lum	10,000	10,000		Nil	Nil
John Kemp	150,000	150,000		Nil	Nil
Allan Beaton	500,000	250,000		250,000	1.95%
Alex McPherson	200,000	100,000	l	100,000	0.78%
Art Larson	10,000	10,000		Nil	Nil

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 12,825,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders is a broker-dealer or affiliate of a broker dealer.

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PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions. Such sales may occur in private transactions arranged by each selling shareholder in accordance with resale exemptions in applicable jurisdictions or through the facilities of the OTC Bulletin Board, if we successfully obtain a quotation for our stock, of which there is no guarantee.

The selling shareholders will sell their shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We cannot ensure that our shares will be quoted on the OTC Bulletin Board.

We determined this offering price based upon the price of the last sale of our common stock to investors. This offering price has no relationship to book value. The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

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The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

1. contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

2. contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

3. contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

4. contains a toll-free telephone number for inquiries on disciplinary actions;

5. defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

6. contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

1. with bid and offer quotations for the penny stock;

2. details of the compensation of the broker-dealer and its salesperson in the transaction;

3. the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

4. monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF SECURITIES

We currently have authorized capital of 100,000,000 shares, all shares of which are designated as common stock, par value $0.001 per share. Our common stock is not listed for trading on any exchange.

Common Stock

As of March 31 2013, there were 12,825,000 shares of our common stock issued and outstanding that are held by 32 stockholders of record.

All shares of our common stock have equal voting rights and are entitled to one vote per share in all matters to be voted upon by our stockholders. The shares of common stock do not entitle their holders to any preemptive, subscription, conversion or redemption rights, and may be issued only as fully paid and non-assessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of common stock represented at any meeting at which a quorum is present will be able to elect our entire board of directors if they so choose. In that event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event of our liquidation, each stockholder is entitled to receive a proportionate share of the assets available for distribution to stockholders after the payment of liabilities and after distribution in full of preferential amounts, if any, to be distributed to holders of our preferred stock. Holders of shares of common stock are entitled to share pro rata in dividends and distributions with respect to the common stock when, as and if declared by our board of directors out of funds legally available for dividends. We have not paid any dividends on our common stock and intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy is subject to the discretion of the board of directors. All issued and outstanding shares of our common stock are fully paid and non-assessable. The transfer agent and registrar for our common stock is Transfer Online, Inc., 512 SE Salmon Street, Portland, OR 97214.

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Preferred Stock

The Company does not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The law firm of Dieterich and Associates has provided an opinion on the validity of our common stock.

DESCRIPTION OF BUSINESS

General

Owlhead Minerals Corp. (“Owlhead” or the “Company”) was incorporated in the State of Nevada on July 25, 2005 under the name Eardley Ventures. On April 21, 2008, the name was changed to Owlhead Minerals Corp. in order to more appropriately reflect the Company’s business plan. In April 2008, the Company began examining 14 mineral claims located in the province of Quebec, Canada. After careful due diligence, Management decided that these claims were not of high enough quality and therefore did not fit the Company’s requirements. Management examined a number of other potential opportunities in Africa and North and South America.

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In September 2012, the Company engaged a geologist to conduct a first-hand examination of several promising claims near Quesnel, British Columbia. This prospect turned out to be a potentially good placer development but without hard rock potential. The Company decided to turn down the opportunity.

In December 2012, the Company was presented with a group of claims (“cells”) known as the Teako property. The Teako cells are located half way between Terrace and Smithers, British Columbia, Canada and are near the original gold rush town of Hazelton B.C. which was founded in 1866, the site of the original gateway and staging area for the famous Omineca Gold rush days of 1869-1873.

Initially, a total of 20 cells were acquired totaling 296 hectares (approx. 730 acres). After preliminary examination of the area, the Company came to the conclusion that the area appeared to have significant potential. Therefore, Company management requested that the Prospector/Vendor stake more cells adjacent or adjoining the original claim group on behalf of the Company. An additional 778 hectares (approx. 1922 acres) were staked, bringing our land package to a total of 1074 hectares, or about 2652 acres. The cells have good access to many miles of new logging roads that have recently been opened up in the area.

The Company acquired the initial cells for a cash payment of CDN$10,000 and 1.5-million restricted shares based on certain key events as previously noted. The additional cells were staked on behalf of the Company.

THE AREA

Canada’s richest gold mine was a discovery by the late Murray Pezim: Eskay Creek which is located a couple of hundred kilometers to the north. To the south and east of our Teako property is the world famous Barkerville Gold Rush area, which to this day has producing gold mines.

The area’s topography is moderate with forest covering consisting of recently logged spruce, pine, cedar, with some initial regeneration in logged areas.

Other projects/companies in the area are: The Kalam project by Eagle Plains Exploration - polymetallic veins & porphyry Mo-Au; The Louise Lake Project held by Victory Mountain Ventures - porphyry Cu-Mo-Au; and the Pitman Project - porphyry Mo-Cu-Au.

GEOLOGY

Intermontane Belt, Stikine Arch, Bowser Terrane. The area is underlain by brown to black Argillite, Siltstone, Greywacke, and minor Pebble Conglomerate of the Middle to Upper Jurassic Bowser Lake Group.

The Teako property is centered about 20 kilometres southwest of the community of Kitwanga, in northwestern British Columbia. The Company’s wholly-owned subsidiary, Owlhead Minerals (BC) Corp. recently acquired the property for the purpose of mineral exploration but other than initial reports and preliminary examinations made on the current and previously rejected claims the Company has not yet carried out detailed or extensive exploration on the claims.

The property occurs in a region which is rich in mineral endowment, one which is known both for the number and the variety of mineral deposits, and which is home to a number of important active and past-producing mines. The area has a history of exploration that dates to the discovery of placer gold in the late 1800’s. The property itself is an early-stage exploration property. It was acquired on the basis of new discoveries of mineralization, alteration and veining by the vendor, which have no previous exploration.

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The claims are underlain by sediments of the Bowser Lake Group. In the southwest part of the claim block, the Bowser Lake sediments are in contact with a northeast-trending fault-bounded block of sediments belonging to the younger Skeena Group. The Bowser Lake and Skeena Group sediments are intruded by, and hornfelsed by, intrusives of the Coast Plutonic Complex and/or perhaps other ages. The northern contact of the Skeena Group sediments is a major northeast trending fault, which appears to be an important regional control to zones of mineralization in the area.

In 2012, prospector John Kemp discovered a 50 metre wide stockwork/breccia zone on the Teako property. Disseminated sulfides (pyrite, chalcopyrite, galena) are present within the stockwork zone, which is accompanied by a large zone of carbonate-sericite alteration. In a separate area of the property, Mr. Kemp discovered an area of epithermal veining. He also discovered widespread quartz veining and poddy massive sulfides (pyrite, pyrrhotite, chalcopyrite) within sediments on the claims. Only a few rock samples were collected from these new discoveries, with results to 2 g/t Au, 270 g/t Ag and 0.3% Cu. The occurrences have not been examined by a geologist, nor has any systematic sampling been completed.

Based on the regional setting and on these new discoveries, the property almost certainly warrants further work. The author has not visited the property, however, and until snow conditions permit a site visit, cannot make specific recommendations regarding the scope or details for further work. In general, property-wide prospecting, stream sampling, geological mapping, rock sampling and possible soil sampling are typical early-stage exploration methods which we believe would almost certainly be applicable to the Teako property.

On the additional set of cells, the Company has also received positive news. The cells are scattered with visible epithermal veins. Geologically, this indicates these cells are potentially sitting on a formation that could be productive, though there is no assurance that any gold or other valuable minerals are present. The Company will pursue this area with a small to medium size exploration program.

Our plan of operation is to conduct exploration work on the claims in order to ascertain whether they possess economic quantities of gold or other minerals. There can be no assurance that economic mineral deposits or reserves exist on the claims until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible. Economic feasibility refers to an evaluation completed by an engineer or geologist whereby he or she analyses whether profitable mining operations can be undertaken on the property. Mineral property exploration is generally conducted in phases. Each subsequent phase of exploration work is analyzed and recommended by a geologist based on the results from the most recent phase of exploration.

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OWLHEAD MINERALS CORP. CLAIMS

Employees

Currently, our management team consists of three individuals: one who serves as the President and Secretary, one who serves as Chief Financial Officer and Director and one who serves as Director. Over the course of the next year, we anticipate hiring up to 2 additional employees on a part-time or as-needed basis, primarily to assist the Company in managing any required work on our claims in the Province of British Columbia, Canada.

DESCRIPTION OF PROPERTY

We hold an option to purchase 16 mineral claims (cells) totaling 1074 hectares, or about 2652 acres located half way between Terrace and Smithers, British Columbia, Canada.

LEGAL PROCEEDINGS

Neither the Company nor any of its officers is involved in or contemplating any legal proceedings.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or any other market or, if traded, that a public market will materialize.

The Company intends to apply to have its capital shares listed on the over-the-counter bulletin board maintained by the Financial Industry Regulatory Authority, (FINRA). We have not, at this time, made application to FINRA over-the-counter Bulletin Board. We will make such application only upon completion of this S-1 Registration Statement. We will also have to meet the other qualification requirements from FINRA. However, Owlhead Minerals Corp. cannot make any assurance that quotations on the over-the-counter bulletin board will be approved.

Record Holders As of April 30, 2013 there were approximately 32 holders of record of our common stock.

Rule 144 Shares

A total of 6,475,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who is an affiliate and has beneficially owned shares of a company’s common stock for at least six months, provided that the company has been subject to the reporting requirements of the Securities Act of 1934 for a minimum of 90 days and is current in its reports, is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the Company’s common stock then outstanding which, in our case, will equal 128,250 shares as of the date of this prospectus; or

2. the average weekly trading volume of the Company’s common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale, if the Company is listed on an exchange.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Any shareholder who is not one of the Company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one year, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. If the company is reporting and current in its reports, the selling shareholder need only have held the shares for six months.

As of the date of this prospectus, persons who are our affiliates hold 11,000,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

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Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

While there are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends, we have not paid or declared any dividends on our common stock and we do not anticipate paying dividends on our common stock for the foreseeable future.

Equity Compensation Plan Information: No options have been granted under an Equity Compensation Plan or any other similar plan.

PLAN OF OPERATIONS

1.	The Company will continue to manage its operations and cash resources in a manner consistent with its expectation that it will be able to satisfy cash requirements through fiscal 2014. The main operating costs for the Company include Preliminary exploration work on our claims, estimated at $200,000.

Our plan of operation for the twelve months following the date of this prospectus is to complete an exploration program on the mining claims consisting of grid emplacement, concentrated geological mapping and sampling and geophysical surveys. We estimate that the cost of this program, which we will conduct in phases, will be covered by the $200,000 estimate.

There are no significant capital equipment purchases expected during the next 12 months over and above planned requirements as currently comprised within the Company’s business plan. The Company currently plans to add 1 part-time or as-needed employee to manage a short term work program on the claims, subject, however, to the Company’s cash resources and operational requirements at the relevant time.

The Company may consider an additional equity offering within the next 12 months. In such case, the use of proceeds would center on the acceleration of work on the claims.

Results Of Operations For The Period From Inception Through March 31, 2013

We have not earned any revenues since our incorporation on July 25, 2005 to March 31, 2013. We do not anticipate earning revenues unless we enter into commercial production on the optioned claims, which is doubtful in the next 12 months. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on any of the claims, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $392,599 for the period from our inception on July 15, 2005 to March 31, 2013. These operating expenses were comprised of mineral property acquisition costs of $15,924 to date, professional fees of $2,550, consulting fees of $74,292, management fees of $294,000, foreign exchange loss of $680, and general and administrative expenses of $5,153.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes to or disagreements with our certifying accountant.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current directors and executive officers, their principal offices and positions and the date each such person became a director or executive officer. The Board of Directors elects our executive officers annually. Our directors serve one-year terms or until their successors are elected and accept their positions. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships or understandings between any of the directors and executive officers. In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

Name of Director or			Date of Position
Executive Officer	Age	Current Position and Office	& Term of Office

Geoffrey Armstrong	70	President, Secretary and Director	February 28, 2007 Term: one year

Edward Low	42	Chief Financial Officer, Director	January 1, 2009 Term: one year

James R. King	78	Director	January 1, 2013 Term: one year

Geoff Armstrong, President, Secretary, Director. B.A. Concordia University, Montreal, 1967. President of Owlhead Minerals Corp. since February 2008. President of Kouzelne Mesto Ltd., since inception. Kouzelne Mesto Ltd. is a private business services company incorporated in Prague, Czech Republic on April 6, 1995. Kouzelne Mesto Ltd. was organized in order to prepare and assist with the preparation of internal corporate documents for companies worldwide, assist with regulatory compliance and act as liaison with securities attorneys and auditors. Corporate Secretary of Asia Properties, Inc., (ASPZ.PK) since March, 2003. Duties on behalf of Asia Properties include the preparation and assistance with the preparation of internal corporate documents, preparation and assistance with the preparation of state and federal filings, corporate communications, liaison with securities attorneys and auditors and supervising state and SEC filing procedures. Founder of Yinfu Gold Corporation, (ELRE.OTCBB) (formerly Element92 Resources Corp.,) a gold mining company based in China. Element92 was incorporated in the State of Wyoming in September 2005. Mr. Armstrong served as President, Secretary and Director of ELRE from February 2007 to April 2010. Secretary of Sino BioEnergy Corp. (SFBE.PK) (Formerly Sino Fibre Communications, Inc.) since May 2011. Director of Sino Bioenergy since December 2012. SFBE is a China-based producer of energy from waste. The Company uses its patented technology to bio-degrade waste into fertilizer, fuel blocks, building materials, paving materials, and wooden-plastic products. Sino Bioenergy processes municipal household waste, construction waste, kitchen waste, and sludge and develops biomass fuel plants.

Edward Low, Age 42, Chief Financial Officer and Director. Mr. Low has provided accounting services to public companies for the past 17 years. Most recently, Mr. Low was the Controller for Nevada Geothermal Power Inc., an alternative energy company with an operating geothermal power plant in northern Nevada which has revenues of US$20-million annually, and had raised over $280 million over an 8-year period , 2003-2012. Mr. Low has also served as CFO for Jersey Goldfields Corp. from 1997 to 2002, Newton Gold (formerly High Ridge Resources) from 2004-2006, and accountant for Yinfu Gold Corp (formerly Element92 Resources) from 2007 to 2010. Mr. Low, also is the president and director of HML Properties Inc, which holds a portfolio of residential real estate in various locations within Canada.

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James R. King, Director: Mr. King was appointed as a director on January 1, 2013. He has more than 30 years of experience in a variety of organizational, business ownership, and management capacities. From June 1966 to May 1975 Mr. King was a partner in Pender Holdings Inc. and Magic Lake Estates Ltd., a large, private, Canadian recreational land development company, and was heavily involved in every aspect of this project, from conception to completion including: land purchase, planning developments, surveying, hiring, organizing construction crews, supervising staff and subcontractors, developing of advertising, marketing and sales programs. Mr. King was responsible for the development and sale of 1,400 serviced properties associated with the development all delivered within budget and targeted time frame.

During the years 1970 to 1986, he was a partner in creating and developing a private architectural special interest, consumer and trade magazine “Select Home Designs” and a parallel home plan specialty business, Planners Plus Enterprises Ltd. This was sold to the communication and publishing company, Southam Communications in 1984. From April 1985 to June 1987 he was a partner in a company that took a consumer product from an inventor’s idea through research and development to successful launch into the marketplace. Mr. King served as President of Kelly Kerr Energy Corp. (KYK.VSE) from August 1987 to February 1989, a public company exploring for oil and gas.

In February 1997 he entered into a consulting agreement with KIK Tire Technologies Inc., (KIK.CDNX) a public company listed on the Canadian Venture Stock Exchange. His primary responsibility was the creation of the company’s investor relations program, and the raising of development capital. Mr King assisted in raising $2-million for the company. From May 1998 until July 2000, Mr. King undertook several small private consulting contracts to plan marketing programs for various consumer products, and also entered into a consulting agreement with FirstWirelessDirect Cellular Inc. a private company. From August, 1999 to January, 2006, he was president of Pacific Rim Solutions, a private US corporation, that sold vitamins via its web site, VitaminSales.com. The company was sold in January 2006.

In 2005, Mr. King was one of the principal founders of Alaska Pacific Energy Corp, which he recently turned over to another group so as to concentrate on the development of Owlhead Minerals.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Advisory Board

Allan J Beaton (P.Eng. Mining) is a senior Mining Engineer with 35 years of professional mining experience in both large and small operations. Mr Beaton will be in charge of reviewing all projects presented to Owlhead Minerals Corp. Mr. Beaton became a member of the Association of Professional Engineers in 1975 after graduating from St. Francis Xavier University with degrees in Geology and Engineering. Mr. Beaton has extensive experience in underground operations including seven years as mine manager of Erickson Gold Mines. He also served as President and Director of CanAfrican Metals and Mining Corp a TSX-V company. Mr. Beaton is currently President of A.J. Beaton Mining Ltd. and Vicore Mining Developments Ltd.

Significant Employees

We have no additional significant employees other than the officers and directors described above and Mr. Beaton on our Advisory Board.

27

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

President: The Company entered into an Executive Services Agreement with Geoffrey Armstrong setting forth the provision of services by Mr. Armstrong in his capacity as President, Secretary and Director. The term of the original Agreement commenced on February 28, 2007 and was first revised on January 1, 2010. The Agreement was also revised on January 1, 2013 and continues until January 1, 2018 or until terminated by either party, and obligates the Company to pay Mr. Armstrong an annual base salary of $48,000.

Chief Financial Officer and Director: The Company entered into a Management Agreement with Edward Low The term of the Agreement commenced on March 10, 2007 and was first revised on January 1, 2010. The Agreement was also revised on January 1, 2013 and continues until January 1, 2018 or until terminated by either party, and obligated the Company to pay Mr. Low an annual base salary of $42,000.

Director: The Company entered into an Executive Services Agreement with James R. King setting forth the provision of services by Mr. King in his capacity as Director. The term of the Agreement commenced on January 1, 2013 and continues until December 31, 2014 or until terminated by either party, and obligated the Company to pay Mr. King $1,500 per month commencing as soon as the Company raises a total of $135,000.

The following table sets forth the total compensation paid to or accrued, during the fiscal years ended March 31, 2011, 2012 and 2013 for the Company’s highest paid executive officers. No restricted stock awards, long-term incentive plan payout or other types of compensation, other than the compensation identified in the chart below, were paid to these executive officers during these fiscal years.

Summary Compensation Table

		Annual	Annual	Other	Comp.	Long Term		All
	Fiscal Year	Comp.	Comp.	Annual	Rest.	Comp.	LTIP	Other
Name and	Ended	Salary	Bonus	Comp.	Stock	Options	Payouts	(1)
Position	March 31	($)	($)	($)	($)	($)	($)	($)

Geoff Armstrong	2011	30,000	NIL	NIL	NIL	NIL	NIL	NIL
President, Chief	2012	33,000	NIL	NIL	NIL	NIL	NIL	NIL
Executive Officer,	2013	43,500	NIL	NIL	NIL	NIL	NIL	NIL
Secretary, Director

Edward Low	2011	24,000	NIL	NIL	NIL	NIL	NIL	NIL
Chief Financial	2012	27,000	NIL	NIL	NIL	NIL	NIL	NIL
Officer and	2013	37,500	NIL	NIL	NIL	NIL	NIL	NIL
Director

James R. King	2011	NIL	NIL	NIL	NIL	NIL	NIL	NIL
Director	2012	NIL	NIL	NIL	NIL	NIL	NIL	NIL
	2013	NIL	NIL	NIL	36,626	NIL	NIL	NIL

(1)	All other compensation includes health insurance and life insurance plans or benefits, car allowances, etc. The Company may omit information regarding group life, health, hospitalization, medical reimbursement or relocation plans that do not discriminate in scope, terms or operation, in favor of executive officers of directors of the registrant and that are available generally to all salaried employees.

28

LTIP: “Long-Term Incentive Plan” means any plan providing compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to financial performance of the Company or an affiliate, the Company’s stock price, or any other measure, but excluding restricted stock, stock option and Stock Appreciation Rights (SAR) plans.

To date, no options to purchase shares of the Company’s common stock were granted.

Additional Compensation of Directors

We have no official plan or policy for compensating directors with stock options or stock awards. Other than pursuant to current salaries for their executive positions with the Company, if applicable, no other directors are currently compensated by the Company in consideration of their service as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 of the Company’s outstanding common stock as of March 31, 2013 by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock, (ii) each director of the Company, (iii) each person named in the Summary Compensation Table, and (iv) all current executive officers and directors as a group. Except as indicated in the footnotes below, the security and stockholders listed below possess sole voting and investment power with respect to their shares. The figures are based on a total of 12,825,000 common shares as of March 31, 2013.

	ACTUAL AMOUNT	ACTUAL PERCENT
IDENTITY OF PERSON	OF SHARES	OF SHARES
OR GROUP	OWNED	OWNED	CLASS

Kouzelne Mesto Ltd. (1) 27/93 Sokolovska Prague, Czech Republic 186 00	4,000,000	31.19%	Common

AE Financial Management Ltd. (2) 2730 E 54th Ave, Vancouver, British Columbia, Canada, V5S 1X8	4,000,000	31.19%	Common

James R. King (3) 250 H Street, #76 Blaine, WA 98230	3,000,000	23.39%	Common

Officers and Directors as a Group (three persons)	11,000,000	85.77%	Common

Beneficial Ownership of Securities: Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, includes as beneficial owners of securities, any person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to the securities, and any person who has the right to acquire beneficial ownership of the security within sixty days through any means including the exercise of any option, warrant or conversion of a security.

(1)	Kouzelne Mesto Ltd., is incorporated in the Czech Republic and is owned as to 100% by Geoffrey Armstrong, the President, Secretary and Director of the Company.

(2)	AE Financial Management Ltd. is a company incorporated in British Columbia, Canada and is owned as to 100% by Edward Low, the Company’s Chief Financial Officer and a Director

(3)	James R. King is a Director of the Company.

29

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect us:

* Any of our directors or officers;

* Any person proposed as a nominee for election as a director;

* Our promoter(s) Mr. Armstrong, Mr. Low and Mr. King;

* Any member of the immediate family of any of the foregoing persons.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to our certificate of incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, because of his position as such, to the fullest extent authorized by Chapter 78 of the Nevada Revised Statutes as the same exists or may hereafter be amended. In certain cases, we may advance expenses incurred in defending any such proceeding.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our Company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$100
Transfer Agent fees	$5,000
Accounting and auditing fees and expenses	$6,500
Legal fees and expenses	$3,000
Edgar filing fees	$2,800
Total	$17,400	*

*	All amounts are estimates.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

30

Indemnification of Directors and Officers.

Under provisions of the certificate of incorporation and bylaws of the registrant, directors and officers will be indemnified for any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees, in connection with threatened, pending or completed actions, suits or proceedings, whether civil, or criminal, administrative or investigative (other than an action arising by or in the right of the registrant), if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, directors and officers will be indemnified for reasonable expenses in connection with threatened, pending or completed actions or suits by or in the right of registrant if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant, except in the case of certain findings by a court that such person is liable for negligence or misconduct in his or her duty to the registrant unless such court also finds that such person is nevertheless fairly and reasonably entitled to indemnity. The registrant’s Articles of Incorporation also eliminates the liability of directors of the registrant for monetary damages to the fullest extent permissible under Nevada law.

RECENT SALES OF UNREGISTERED SECURITIES.

On May 27, 2010, the Company issued 4,000,000 restricted shares of its common stock to Kouzelne Mesto Ltd. The shares were purchased at a price of $0.001 per share pursuant to a Subscription Agreement. Kouzelne Mesto Ltd is a Czech Republic incorporated company owned as to 100% by Geoffrey Armstrong, an officer of the Company and the shares were issued in accordance with Regulation S of the Securities Act of 1933.

On June 7, 2010, the Company issued 4,000,000 restricted shares of its common stock to AE Financial Ltd. The shares were purchased at a price of $0.001 per share pursuant to a Subscription Agreement. AE Financial Ltd. is a British Columbia, Canada incorporated company owned as to 100% by Edward Low, an officer of the Company and the shares were issued in accordance with Regulation S of the Securities Act of 1933.

On June 20, 2012 the Company issued 10,000 restricted shares of its common stock to Gladys Cheung and 10,000 restricted shares of its common stock to Kinson Cheung. The shares were purchased at a price of $0.10 per share pursuant to a Subscription Agreement. Gladys Cheung and Kinson Cheung are residents of British Columbia, Canada and the shares were issued in accordance with Regulation S of the Securities Act of 1933.

On June 30, 2012 the Company issued 10,000 restricted shares of its common stock to Leo Cheung. The shares were purchased at a price of $0.10 per share pursuant to a Subscription Agreement. Leo Cheung is a resident of British Columbia, Canada and the shares were issued in accordance with Regulation S of the Securities Act of 1933.

On July 13, 2012 the Company issued 20,000 restricted shares of its common stock to James Suk and 20,000 restricted shares of its common stock to Jeffrey Leung. The shares were purchased at a price of $0.10 per share pursuant to a Subscription Agreement. James Suk and to Jeffrey Leung are residents of British Columbia, Canada and the shares were issued in accordance with Regulation S of the Securities Act of 1933.

On July 19, 2012 the Company issued 200,000 restricted shares of its common stock to Gary Li. The shares were purchased at a price of $0.10 per share pursuant to a Subscription Agreement. Gary Li is a resident of British Columbia, Canada and the shares were issued in accordance with Regulation S of the Securities Act of 1933.

31

On July 21, 2012 the Company issued 10,000 restricted shares of its common stock to Jim Chan. The shares were purchased at a price of $0.10 per share pursuant to a Subscription Agreement. Jim Chan is a resident of British Columbia, Canada and the shares were issued in accordance with Regulation S of the Securities Act of 1933.

On July 23, 2012 the Company issued 70,000 restricted shares of its common stock to Robinder Gill, 45,000 restricted shares of its common stock to Victor Aujla and 15,000 restricted shares of its common stock to Amandeep Aujla. The shares were purchased at a price of $0.10 per share pursuant to a Subscription Agreement. All three individuals are residents of British Columbia, Canada and the shares were issued in accordance with Regulation S of the Securities Act of 1933.

On August 11, 2012 the Company issued 58,000 restricted shares of its common stock to Balwant Gill. The shares were purchased at a price of $0.10 per share pursuant to a Subscription Agreement. Balwant Gill is a resident of British Columbia, Canada and the shares were issued in accordance with Regulation S of the Securities Act of 1933.

On August 16, 2012 the Company issued 302,000 restricted shares of its common stock to Gurwinder Gill. The shares were purchased at a price of $0.10 per share pursuant to a Subscription Agreement. Gurwinder Gill is a resident of British Columbia, Canada and the shares were issued in accordance with Regulation S of the Securities Act of 1933.

On August 17, 2012 the Company issued 10,000 restricted shares of its common stock to Albert Gerry. The shares were purchased at a price of $0.10 per share pursuant to a Subscription Agreement. Albert Gerry is a resident of British Columbia, Canada and the shares were issued in accordance with Regulation S of the Securities Act of 1933.

On September 26, 2012 the Company issued a total of 185,000 restricted shares of its common stock to twelve individuals as follows in the amounts set forth opposite their names. The shares were purchased at a price of $0.10 per share pursuant to a Subscription Agreement. All the shareholders are residents of British Columbia, Canada and the shares were issued in accordance with Regulation S of the Securities Act of 1933.

Marie Fung	10,000 restricted common shares
Wilfred Mak	15,000 restricted common shares
Parveen Mangat	15,000 restricted common shares
Chester Ha	15,000 restricted common shares
Emil Petrusa	15,000 restricted common shares
Willis Mah	35,000 restricted common shares
Rudy Chin	30,000 restricted common shares
Garry Mah	10,000 restricted common shares
Domenico Carida	10,000 restricted common shares
Zvonimir Petrusa	10,000 restricted common shares
Paul Mobilio	10,000 restricted common shares
Bailey Lum	10,000 restricted common shares

On November 1, 2012 the Company issued 500,000 restricted shares of its common stock to Allan Beaton at a deemed price of $0.10 per share. The shares were issued pursuant to the execution of a Mining Advisory Consultant Agreement between the Company and Mr. Beaton dated November 1, 2012. The shares were issued in accordance with Regulation S of the Securities Act of 1933.

32

Also on November 1, 2012 the Company issued 200,000 restricted shares of its common stock to Alex McPherson at a deemed price of $0.10 per share. The shares were issued pursuant to the execution of a Business Advisory Consultant Agreement between the Company and Mr. McPherson dated November 1, 2012. The shares were issued in accordance with Regulation S of the Securities Act of 1933.

On January 1, 2013 the Company issued 3,000,000 restricted shares of its common stock to James R. King at a deemed price of $0.10 per share. The shares were issued pursuant to the execution of an Executive Services Agreement between the Company and Mr. King dated January 1, 2013. The shares were issued in accordance with Regulation S of the Securities Act of 1933.

On February 28, 2013 the Company issued 150,000 restricted shares of its common stock to John Kemp at a deemed price of $0.10 per share. The shares were issued pursuant to the execution of a Claims Option Agreement between the Company and Mr. Kemp dated February, 2013. The shares were issued in accordance with Regulation S of the Securities Act of 1933. The issuance of the 150,000 shares is a portion of the shares that will be issued to Mr. Kemp upon the completion of certain conditions and the closing of the Agreement, at which time the Company will issue an additional 1,350,000 restricted common shares to Mr. Kemp.

On March 6, 2013 the Company issued 10,000 restricted shares of its common stock to Art Larson. The shares were purchased at a price of $0.10 per share pursuant to a Subscription Agreement. Mr. Larson is a resident of Alberta, Canada and the shares were issued in accordance with Regulation S of the Securities Act of 1933.

Except as noted above, the sales of the securities identified above were made pursuant to privately negotiated transactions that did not involve a public offering of securities and, accordingly, Owlhead Minerals Corp. believes that these transactions were exempt from the registration requirements of the Securities Act pursuant Regulation S promulgated thereunder. Each of the above-referenced subscribers were acquiring the shares for investment and not distribution and acknowledged that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The investors received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certified that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

33

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Financial Statements

Our audited consolidated financial statements for the years ended March 31, 2013 and 2012 follow.

34

OWLHEAD MINERALS CORP.

(An Exploration Stage Company)

March 31, 2013

(Expressed in U.S. dollars)

35

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Owlhead Minerals Corp.

(An Exploration Stage Company)

We have audited the accompanying consolidated balance sheets of Owlhead Minerals Corp. (An Exploration Stage Company) as of March 31, 2013 and 2012, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended and accumulated from July 25, 2005 (date of inception) to March 31, 2013. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended and accumulated from July 25, 2005 (date of inception) to March 31, 2013, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has not generated any revenues, has a working capital deficit, and has incurred operating losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ SATURNA GROUP CHARTERED ACCOUNTANTS LLP
Saturna Group Chartered Accountants LLP
Vancouver, Canada
May 24, 2013

F-1

Owlhead Minerals Corp.

(An Exploration Stage Company)

Consolidated Balance Sheets

(Expressed in U.S. dollars)

	March 31, 2013	March 31, 2012
	$	$

ASSETS

Current Assets

Cash	56,563	4,417
Amounts receivable	340	–
Prepaid expenses and deposits	4,500	–
Total Current Assets	61,403	4,417

Mineral property costs	26,374	–
Total Assets	87,777	4,417

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities

Due to related parties (Note 4)	308,666	246,666
Total Liabilities	308,666	246,666

Nature of operations and continuance of business (Note 1)
Commitments (Note 6)

Stockholder’s Deficit

Common stock, 100,000,000 shares authorized, $0.001 par value 12,825,000 and 8,000,000 share issued and outstanding, respectively	12,825	8,000
Additional paid-in capital	477,675	–
Deferred compensation (Note 5)	(318,791)	–
Deficit accumulated during the exploration stage	(392,598)	(250,249)
Total Stockholder’s Deficit	(220,889)	(242,249)
Total Liabilities and Stockholder’s Deficit	87,777	4,417

(The accompanying notes are an integral part of these consolidated financial statements)

F-2

Owlhead Minerals Corp.

(An Exploration Stage Company)

Consolidated Statements of Operations

(Expressed in U.S. dollars)

			Accumulated from
	Year	Year	July 25, 2005
	Ended	Ended	(Date of Inception)
	March 31, 2013	March 31, 2012	to March 31, 2013
	$	$	$

Revenue	–	–	–

Expenses

Consulting fees (Note 4)	40,792	–	74,292
Foreign exchange loss	680	–	680
General and administrative	2,428	1,855	5,152
Management fees (Note 4)	81,000	60,000	294,000
Mineral exploration costs	15,924	–	15,924
Professional fees	1,525	550	2,550
Total Expenses	142,349	62,405	392,598
Net Loss and Comprehensive Loss	(142,349)	(62,405)	(392,598)

Net Loss Per Share, Basic and Diluted	(0.01)	(0.01)

Weighted Average Shares Outstanding	9,645,479	8,000,000

(The accompanying notes are an integral part of these consolidated financial statements)

F-3

OWLHEAD MINERALS CORP.

(An Exploration Stage Company)

Consolidated Statements of Stockholders’ Equity (Deficit)

For the Period from July 25, 2005 (Date of Inception) to March 31, 2013

(Expressed in U.S. dollars)

					Deficit
					Accumulated
	Common		Additional		During the
	Stock		Paid-in	Deferred	Exploration
	Shares	Amount	Capital	Compensation	Stage	Total
	#	$	$	$	$	$

Balance, July 25, 2005 (Date of Inception) and March 31, 2006	–	–	–	–	–	–

Net loss for the year	–	–	–	–	(3,500)	(3, 500)

Balance, March 31, 2007	–	–	–	–	(3,500)	(3,500)

Net loss for the year	–	–	–	–	(42,000)	(42,000)

Balance, March 31, 2008	–	–	–	–	(45,500)	(45,500)

Net loss for the year	–	–	–	–	(42,000)	(42,000)

Balance, March 31, 2009	–	–	–	–	(87,500)	(87,500)

Net loss for the year	–	–	–	–	(45,158)	(45,158)

Balance, March 31, 2010	–	–	–	–	(132,658)	(132,658)

Common stock issued for cash at $0.10 per share	8,000,000	8,000	–	–	–	8,000

Net loss for the year	–	–	–	–	(55,186)	(55,186)

Balance, March 31, 2011	8,000,000	8,000	–	–	(187,844)	(179,844)

Net loss for the year	–	–	–	–	(62,405)	(62,405)

Balance, March 31, 2012	8,000,000	8,000	–	–	(250,249)	(242,249)

Common stock issued pursuant to mineral property option agreement	150,000	150	14,850	–	–	15,000

Common stock issued for services	3,700,000	3,700	366,300	(318,791)	–	51,209

Common stock issued for cash at $0.10 per share	975,000	975	96,525	–	–	97,500

Net loss for the year	–	–	–	–	(142,349)	(142,349)

Balance, March 31, 2013	12,825,000	12,825	477,675	(318,791)	(392,598)	(220,889)

(The accompanying notes are an integral part of these consolidated financial statements)

F-4

OWLHEAD MINERALS CORP.

(An Exploration Stage Company)

Consolidated Statements of Cash Flows

(Expressed in U.S. dollars)

			Accumulated from
	Year	Year	July 25, 2005
	Ended	Ended	(Date of Inception)
	March 31, 2013	March 31, 2012	to March 31, 2013
	$	$	$

Operating Activities

Net loss	(142,349)	(62,405)	(392,598)

Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	51,209	–	51,209

Changes in operating assets and liabilities:
Amounts receivable	(340)	–	(340)
Prepaid expenses and deposits	(4,500)	–	(4,500)
Due to related parties	62,000	60,000	308,666
Net Cash Used In Operating Activities	(33,980)	(2,405)	(37,563)

Investing Activities

Acquisition of mineral properties	(11,374)	–	(11,374)
Net Cash Used In Investing Activities	(11,374)	–	(11,374)
Financing Activities

Proceeds from common stock issued	97,500	–	105,500
Net Cash Provided By Financing Activities	97,500	–	105,500
Increase (Decrease) in Cash	52,146	(2,405)	56,563

Cash, Beginning of Period	4,417	6,822	–
Cash, End of Period	56,563	4,417	56,563

Non-cash Investing and Financing Activities:
Common stock issued pursuant to mineral property option agreement	15,000	–	15,000
Common stock issued recorded as deferred compensation	318,791	–	318,791

Supplemental Disclosures:
Interest paid	–	–	–
Income taxes paid	–	–	–

(The accompanying notes are an integral part of these consolidated financial statements)

F-5

OWLHEAD MINERALS CORP.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

March 31, 2013

(Expressed in U.S. dollars)

1.	Nature of Operations and Continuance of Business

Owlhead Minerals Corp. (the “Company”) was incorporated in the State of Nevada on July 25, 2005. On April 21, 2008, the name was changed from Eardley Ventures to Owlhead Minerals Corp. The Company is an exploration stage company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, “Development Stage Entities”. The Company’s principal business is the acquisition and exploration of mineral properties. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

On September 25, 2012, Owlhead Minerals (BC) Corp., the Company’s wholly owned subsidiary, was incorporated in the province of British Columbia, Canada to carry out exploration of mineral property claims in the province of British Columbia.

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated revenues since inception and is unlikely to generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at March 31, 2013, the Company has a working capital deficiency of $247,263 and has accumulated losses of $392,598 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.	Significant Accounting Policies

(a)	Basis of Presentation

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in U.S. dollars. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Owlhead Minerals (BC) Corp. All inter-company accounts and transactions have been eliminated on consolidation.

(b)	Use of Estimates

The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to the recoverability of mineral property costs, fair value of stock-based compensation, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

(c)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

(d)	Mineral Property Costs

The Company has been in the exploration stage since its inception and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition costs are capitalized as incurred. Exploration and evaluation costs are expensed as incurred until proven and probable reserves are established. The Company assesses the carrying costs for impairment under ASC 360, “Property, Plant, and Equipment” at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

F-6

OWLHEAD MINERALS CORP.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

March 31, 2013

Expressed in U.S. dollars)

2.	Significant Accounting Policies (continued)

(e)	Long-lived Assets

In accordance with ASC 360, “Property Plant and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

(f)	Asset Retirement Obligations

The Company follows the provisions of ASC 440, “Asset Retirement and Environmental Obligations”, which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets.

(g)	Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

(h)	Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. dollar. Transactions in foreign currencies are translated into the currency of measurement at the exchange rates in effect on the transaction date. Monetary balance sheet items expressed in foreign currencies are translated into U.S. dollars at the exchange rates in effect at the balance sheet date. The resulting exchange gains and losses are recognized in income.

The Company’s integrated foreign subsidiary is financially or operationally dependent on the Company. The Company uses the temporal method to translate the accounts of its integrated operations into U.S. dollars. Monetary assets and liabilities are translated at the exchange rates in effect at the balance sheet date. Non-monetary assets and liabilities are translated at historical rates. Revenues and expenses are translated at average rates for the period, except for amortization, which is translated on the same basis as the related asset. The resulting exchange gains or losses are recognized in income.

(i)	Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, “Compensation – Stock Compensation” and ASC 505, “Equity Based Payments to Non-Employees”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

F-7

OWLHEAD MINERALS CORP.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

March 31, 2013

Expressed in U.S. dollars)

2.	Significant Accounting Policies (continued)

(j)	Earnings (Loss) Per Share

The Company computes earnings (loss) per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

(k)	Financial Instruments and Fair Value Measures

ASC 820, “Fair Value Measurements and Disclosures”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, amounts receivable, and amounts due to related parties. Pursuant to ASC 820, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

(l)	Comprehensive Loss

ASC 220, “Comprehensive Income”, establishes standards for the reporting and display of comprehensive loss and its components in the consolidated financial statements. As at March 31, 2013 and 2012, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the consolidated financial statements.

(n)	Recent Accounting Pronouncements

In October 2012, the FASB issued Accounting Standards Update (ASU) 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on the Company’s financial position or results of operations.

F-8

OWLHEAD MINERALS CORP.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

March 31, 2013

Expressed in U.S. dollars)

2.	Significant Accounting Policies (continued)

(n)	Recent Accounting Pronouncements (continued)

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on the Company’s financial position or results of operations.

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 is not expected to have a material impact on the Company’s financial position or results of operations.

In December 2011, the FASB issued ASU 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income” in Accounting Standards Update No. 2011-05. This update defers the requirement to present items that are reclassified from accumulated other comprehensive income to net income in both the statement of income where net income is presented and the statement where other comprehensive income is presented. The adoption of ASU 2011-12 is not expected to have a material impact on the Company’s financial position or results of operations.

In December 2011, the FASB issued ASU No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS. The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The adoption of this standard is not expected to have a material impact on the Company’s financial position or results of operations.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.	Mineral Properties

On December 18, 2012, the Company entered into an agreement to acquire a 100% interest in 16 mineral claims located in British Columbia, Canada for Cdn$10,000 in cash and 1,500,000 in common shares.

To earn this interest, the Company must make a payment of Cdn$10,000 (paid) and issue a total of 1,500,000 shares of common stock as follows:

●	150,000 shares of common stock upon the completion of a satisfactory initial geological report on the claims by a qualified and independent geologist (issued with a fair value of $15,000);
●	150,000 shares of common stock on upon completion of an initial work program of up to Cdn$50,000 and the completion of a satisfactory 43-101 report on the claims;
●	200,000 shares of common stock upon completion of a work program costing up to Cdn$200,000 showing satisfactory results; and
●	1,000,000 shares of common stock upon the successful results of a ten-hole drilling program.

The optionor retains a 2.5% net smelter royalty of which it can be purchased for $1,000,000 by the Company. The Company purchased some additional claims in the same area.

F-9

OWLHEAD MINERALS CORP.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

March 31, 2013

Expressed in U.S. dollars)

4.	Related Party Transactions

	(a)	During the year ended March 31, 2013, the Company incurred management fees of $43,500 (2012 - $33,000) to a company controlled by the President of the Company.

	(b)	During the year ended March 31, 2013, the Company incurred management fees of $37,500 (2012 - $27,000) to a company controlled by the Chief Financial Officer of the Company.

	(c)	During the year ended March 31, 2013, the Company incurred consulting fees of $36,626 (2012 - $nil) to a director of the Company.

	(d)	As at March 31, 2013, the Company owes $171,500 (2012 - $138,500) to a company controlled by the President of the Company which is non-interest bearing, unsecured, and due on demand.

	(e)	As at March 31, 2013, the Company owes $137,000 (2012 - $108,000) to a company controlled by the Chief Financial Officer of the Company which is non-interest bearing, unsecured, and due on demand.

	(f)	As at March 31, 2013, the Company owes $166 (2012 - $166) to the President of the Company which is non-interest bearing, unsecured, and due on demand.

5.	Common Stock

	(a)	During the year ended March 31, 2013, the Company issued 975,000 shares of common stock at $0.10 per share for proceeds of $97,500.

	(b)	On November 1, 2012, the Company issued 500,000 shares of common stock with a fair value of $50,000, of which $10,417 was expensed as mineral exploration costs and $39,583 was recorded as deferred compensation.

	(c)	On November 1, 2012, the Company issued 200,000 shares of common stock with a fair value of $20,000, of which $4,166 was expensed as consulting fees and $15,834 was recorded as deferred compensation.

	(d)	On January 1, 2013, the Company issued 3,000,000 shares of common stock with a fair value of $300,000, of which $36,626 was expensed as consulting fees and $263,374 was recorded as deferred compensation.

	(e)	On February 28, 2013, the Company issued 150,000 shares of common stock with a fair value of $15,000 pursuant to a mineral property option agreement. Refer to Note 3.

6.	Commitments

	(a)	On January 1, 2010, the Company entered into an agreement with a Company controlled by the President of the Company and agreed to pay $2,500 per month. On January 1, 2012, the Company increased the rate to $3,500 per month. On January 1, 2013, the Company increased the rate to $4,000 per month for a period of five years.

	(b)	On January 1, 2010, the Company entered into an agreement of the Chief Financial Officer of the Company and agreed to pay $2,000 per month. On January 1, 2012, the Company increased the rate to $3,000 per month. On January 1, 2013, the Company increased the rate to $3,500 per month for a period of five years.

	(c)	On November 1, 2012, the Company entered into a mining advisory agreement with a consultant commencing November 1, 2012 and terminating on October 31, 2014. The Company issued 500,000 shares of common stock. Refer to Note 5(b).

	(d)	On November 1, 2012, the Company entered into a business advisory agreement with a consultant commencing November 1, 2012 and terminating on October 31, 2014. The Company issued 200,000 shares of common stock. Refer to Note 5(c).

	(e)	On January 1, 2013, the Company entered into an executive services agreement with a director of the Company commencing January 1, 2013 and terminating December 31, 2014. The Company issued 3,000,000 shares of common stock. Refer to Note 5(d). The Company is to also pay $1,500 on the first day of each month once the Company has raised a total of $135,000.

F-10

OWLHEAD MINERALS CORP.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

March 31, 2013

Expressed in U.S. dollars)

7.	Income Taxes

The Company has net operating losses carried forward of $392,598 available to offset taxable income in future years which commence expiration in fiscal 2026.

The Company is subject to United States federal and state income taxes at an approximate rate of 34%. The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

	2013 $	2012 $

Income tax recovery at statutory rate	(48,399)	(21,217)

Valuation allowance change	48,399	21,217

Provision for income taxes	–	–

The significant components of deferred income tax assets and liabilities at March 31, 2013 and 2012, are as follows:

	2013 $	2012 $

Net operating losses carried forward	133,483	85,085

Valuation allowance	(133,483)	(85,085)

Net deferred income tax asset	–	–

8.	Subsequent Events

The Company has evaluated subsequent events through the date of issuance of the financial statements and determined that there are no material subsequent events to disclose in these financial statements.

F-11

Exhibits

The following exhibits are filed as part of this registration statement:

3.1	Certificate of Incorporation filed with State of Nevada, July 25, 2005.

3.2	Bylaws

3.3	Articles of Amendment to Articles of Incorporation of Registrant respecting Name Change and Increase in Authorized Capital, April 21, 2008.

5.1	Opinion of Legal Counsel, Dieterich and Associates.

10.1	Executive Services Agreement between G. Armstrong through his company Kouzelne Mesto Ltd., and the Registrant dated February 28, 2007.

10.2	Consultant Services Agreement between the Registrant and Edward Low dated February 28, 2007.

10.3	Revised Executive Services Agreement between G. Armstrong through his company Kouzelne Mesto Ltd., and the Registrant dated January 1, 2010.

10.4	Management Services Agreement between the Registrant and Edward Low dated January 1, 2010.

10.5	Form of Owlhead Minerals Corp. Regulation S Subscription Agreement.

10.6	Mining Consultant Agreement between the Registrant and Allan Beaton (P.Eng. Mining) dated November 1, 2012.

10.7	Business Consultant Agreement between the Registrant and Alex McPherson dated November 1, 2012

10.8	Option Agreement to Acquire Claims between the Registrant and John Kemp dated December 1, 2012.

10.9	Executive Services Agreement between the Registrant and James R. King dated January 1, 2013

10.10	Revised Management Services Agreement between the Registrant and Edward Low dated January 1, 2013.

10.11	Revised Executive Services Agreement between G. Armstrong through his company Kouzelne Mesto Ltd., and the Registrant dated January 1, 2013.

14	Code of Ethics

21	Articles of Incorporation of Owlhead Minerals (BC) Corp. the Company’s wholly owned subsidiary, incorporated in the Province of British Columbia, Canada dated September 25, 2012.

23.1	Consent of Saturna Group Chartered Accountants LLP.

23.2	Consent of Dieterich and Associates(Legal Counsel) (included in opinion listed as Exhibit 5.1)

99.1	Preliminary Report on the Teako Property by L. Caron (M. Sc., P.Eng.) dated Feb. 22, 2013

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

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Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

(ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

(iv) any other communication that is an offer in the offering made by us to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

37

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Prague, Czech Republic on June 11, 2013.

Owlhead Minerals Corp.

By:	/s/ Geoffrey Armstrong
Geoffrey Armstrong
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Vancouver, British Columbia, Canada on June 11, 2013.

Owlhead Minerals Corp.

By:	/s/ Edward Low
Edward Low
Chief Financial Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Geoffrey Armstrong	President, Chief Executive Officer,	June 14, 2013
Geoffrey Armstrong	Secretary, and Director

/s/ Edward Low	Chief Financial Officer, Director	June 14, 2013
Edward Low

38